UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 22, 2025

TETRA TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19655	95-4148514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3475 East Foothill Boulevard, Pasadena, California 91107

(Address of principal executive office, including zip code)

(626) 351-4664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TTEK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 22, 2025, Tetra Tech, Inc. (the “Company”) announced that Jeffrey R. Feeler and M. Susan Hardwick have been appointed to the Board of Directors of the Company (the “Board”), effective December 29, 2025, to serve until the next Annual Meeting of Stockholders or until their successors have been duly chosen and qualified.  The Board will consist of eight members, including Mr. Feeler and Ms. Hardwick, at that time.  Mr. Feeler will serve as a member of the Audit Committee and Compensation Committee. Ms. Hardwick will serve as a member of the Audit Committee and Nominating and Corporate Governance Committee.

Mr. Feeler, 56, most recently served as the Chairman and Chief Executive Officer of US Ecology, where he led the company’s transformation into a premier North American environmental services provider, from 2013 to 2022. He also served as US Ecology’s Chief Operating Officer and Interim Chief Executive Officer from 2012 to 2013, Chief Financial Officer and Treasurer from 2007 to 2012, and Treasurer and Chief Accounting Officer from 2006 to 2007. He previously worked as Manager, Financial Reporting at MWI Veterinary Supply, Inc. from 2005 to 2006 and as Director, Financial Reporting at Albertsons, Inc. from 2003 to 2005. Mr. Feeler currently serves on the boards of Milestone Environmental and BTS Bioenergy. He is a Certified Public Accountant and holds a B.B.A. in Accounting and Finance from Boise State University.

Ms. Hardwick, 63, most recently served as the Chief Executive Officer of American Water, the largest regulated water and wastewater utility in the United States, from 2022 to 2024. Prior to becoming CEO, she served as American Water’s Chief Financial Officer from 2019 to 2022. She previously served in roles of increasing responsibility at Vectren Corporation, including Chief Financial Officer from 2014 to 2019, Senior Vice President, Finance from 2013 to 2014, and Controller from 2000 to 2013. Prior to joining Vectren, Ms. Hardwick was Assistant Corporate Comptroller at Cinergy Corp. from 1992 to 1999. She began her career in public accounting with Arthur Andersen. Ms. Hardwick currently serves on the board of New Jersey Resources Corporation, a public energy services company. She holds a B.S. in Accounting from Indiana University Bloomington.

Mr. Feeler and Ms. Hardwick each will receive compensation for their service as a non-employee director in accordance with the Company’s non-employee director compensation program. Under this program, each will receive (1) an annual retainer of $110,000; (2) $2,000 for each meeting attended, when the number of Board meetings during the year has exceeded eight; and (3) an annual long-term equity award with a grant date fair value of $175,000, consisting sixty percent of performance stock units and forty percent of restricted stock units, each pro-rated for the portion of time that they are expected to serve as a director of the Company before the next annual award.

Item 8.01.	Other Events.

On December 22, 2025, the Company issued press releases announcing the matters described in Item 5.02. Copies of the press releases are attached as Exhibit 99.1 and Exhibit 99.2 and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated December 22, 2025.
99.2	Press Release, dated December 22, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA TECH, INC.

Date: December 22, 2025	By:	/s/ Dan L. Batrack
Dan L. Batrack
Chairman and Chief Executive Officer

4